UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2016 (March 24, 2016)

MGT Capital Investments, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32698	13-4148725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Mamaroneck Avenue, Suite 320, Harrison, NY 10528

(Address of principal executive offices, including zip code)

(914) 630-7430

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 24, 2016 (the “Effective Date”), MGT Capital Investments, Inc. (the “Company”) and its wholly-owned subsidiary, MGT Sports, Inc. (“MGT Sports”) entered into an Exchange Agreement (the “Agreement”) with DraftDay Fantasy Sports, Inc. (“DraftDay”), formerly known as Viggle, Inc. The purpose of the Agreement was to exchange that certain outstanding promissory note (the “Note”) in the principal amount of $1,875,000 issued on September 8, 2015, for other equity and debt securities of DraftDay, after the Note went into default on March 8, 2016.

On the Effective Date, the Note had an outstanding principal balance of $1,875,000, and it had accrued interest in the amount of $51,302.74 (the “Interest”), or $260.42 per day. Pursuant to the Agreement, a portion consisting of $824,207.40 of the outstanding principal of the Note was exchanged for 2,747,358 shares (the “Common Shares”) of DraftDay’s common stock, and an additional portion of $110,000 of the outstanding principal was exchanged for 110 shares (the “Preferred Shares”) of a newly created class of preferred stock, the Series D Convertible Preferred Stock. The Preferred Shares are convertible into an aggregate of 366,630 shares of DraftDay’s common stock, except that conversions shall not be effected to the extent that, after issuance of the conversion shares, MGT Sports’s aggregate beneficial ownership (together with that of its affiliates) would exceed 9.99%. Finally, DraftDay agreed to make a cash payment to MGT Sports for the total amount of Interest. In exchange for the forgoing, MGT Sports and the Company agreed to waive all Events of Default under the Note prior to the Effective Date and to release DraftDay from any rights, remedies and claims related thereto. After giving effect to the forgoing The remaining outstanding principal balance of the Note is $940,792.60 (the “Remaining Balance”). The Remaining Balance of the Note shall continue to accrue interest a rate of 5% per annum, and all terms of the Note shall remain unchanged except that the maturity date shall be changed to July 31, 2016.

None of the Common Shares, the Preferred Shares, the Replacement Note or the shares of DraftDay’s common stock issuable upon conversion of the Preferred Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and they were issued or will be issued, as applicable, in reliance on the exemption from registration afforded by Section 3(a)(9) of the Securities Act.

The foregoing descriptions of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, which are filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1	Exchange Agreement dated March 24, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGT CAPITAL INVESTMENTS, INC.

Date: March 28, 2016	By:	/s/ Robert B. Ladd
	Name:	Robert B. Ladd
	Title:	President and Chief Executive Officer